EXHIBIT 23.7


                      CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in this registration statement of PriCellular Corporation on Post-effective Amendment No. 1 to Form S-4 (File No. 33-91006) of our report dated January 25, 1996, on our audits of the financial statements of Cellular of Upstate New York, Inc. as of December 31, 1995 and 1994 and for the years then ended. We also consent to the reference to our firm under the caption "Experts."

                                                      Coopers & Lybrand LLP

Albany, New York
November 27, 1996